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                                                                    EXHIBIT 4(e)
                          INVESTMENT ADVISORY AGREEMENT

This AGREEMENT made this 1st day of January, 2002, by and between THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, hereinafter referred to as the "ADVISER," and VALIC Company II, hereinafter referred to as "VC II."

         The ADVISER and VC II recognize the following:

         (a) The ADVISER is a life insurance company organized under Chapter 3 of the Texas Insurance Code and an investment adviser registered under the Investment Advisers Act of 1940.

         (b) VC II is an investment company organized under the laws of Delaware as a business trust, as a series type of investment company issuing separate classes (or series) of shares of beneficial interest and is registered as an open-end, management investment company under the Investment Company Act of 1940 (the "1940 Act"). The 1940 Act prohibits any person from acting as an investment adviser of a registered investment company except pursuant to a written contract.

         (c)      VC II currently consists of fifteen portfolios ("Funds"):
                  Aggressive Growth Lifestyle Fund
                  Capital Appreciation Fund
                  Conservative Growth Lifestyle Fund
                  Core Bond Fund
                  High Yield Bond Fund
                  International Growth II Fund
                  Large Cap Value Fund
                  Mid Cap Growth Fund
                  Mid Cap Value Fund
                  Moderate Growth Lifestyle Fund
                  Money Market II Fund
                  Small Cap Growth Fund
                  Small Cap Value Fund
                  Socially Responsible Fund
                  Strategic Bond Fund

                  In accordance with VC II's Agreement and Declaration of Trust (the "Declaration") and Bylaws, new Funds may be added to VC II upon approval of VC II's Board of Trustees without approval of VC II's shareholders. This Agreement will apply only to the Funds set forth on the attached Schedule A, and any other Fund as may be added or deleted by amendment to Schedule A ("Covered Funds").

         The ADVISER and VC II AGREE AS FOLLOWS:

1.       SERVICES RENDERED AND EXPENSES PAID BY ADVISER

         The ADVISER, subject to the control, direction, and supervision of VC II's Board of Trustees and in conformity with the 1940 Act, all applicable laws and regulations thereunder, all other applicable federal and state laws and regulations, including 817(b) of the Internal Revenue Code of 1986, as amended (the "Code"), VC II's Declaration, Bylaws, registration statements, prospectus and stated investment objectives, policies and restrictions shall:

         (a) manage the investment and reinvestment of the assets of the Covered Funds including, for example, the evaluation of pertinent economic, statistical, financial, and other data, the determination of the industries and companies to be represented in each Covered Fund's portfolio, and the formulation and implementation of investment programs.

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         (b)      maintain a trading desk and place all orders for the purchase and sale of portfolio investments for each Covered Fund's account with brokers or dealers selected by the ADVISER, or arrange for any other entity to provide a trading desk and to place orders with brokers and dealers selected by the ADVISER, subject to the ADVISER's control, direction, and supervision.

         (c) furnish to the Covered Funds office space, facilities, equipment and personnel adequate to provide the services described above and pay the compensation to VC II's trustees and officers who are interested persons of the ADVISER.

         In performing the services described in paragraph (b) above, the ADVISER shall use its best efforts to obtain for the Covered Funds the most favorable overall price and execution. Subject to prior authorization by VC II's Board of Trustees of appropriate policies and procedures, the ADVISER may cause the Covered Funds to pay to a broker a commission, for effecting a portfolio transaction, in excess of the commission another broker would have charged for effecting the same transaction, if the first broker provided brokerage and/or research services, including statistical data, to the ADVISER. The ADVISER shall not be deemed to have acted unlawfully, or to have breached any duty created by this Agreement, or otherwise, solely by reason of acting according to such authorization.

         The ADVISER shall maintain records adequately demonstrating compliance with its obligations under this Agreement and report periodically to VC II's Board of Trustees regarding the performance of services under this Agreement.

         Except as otherwise agreed, or as otherwise provided herein, the ADVISER shall bear the expense of discharging its responsibilities hereunder and VC II shall pay, or arrange for others to pay, all its expenses other than those which part 2 of this Agreement expressly states are payable to the ADVISER. Expenses payable by VC II include, but are not limited to, (i) interest and taxes; (ii) brokerage commissions and other expenses of purchasing and selling portfolio investments; (iii) compensation of its trustees and officers other than those persons who are interested persons of the ADVISER; (iv) fees of outside counsel to and of independent auditors of VC II selected by the Board of Trustees; (v) fees for accounting services; (vi) custodial, registration, and transfer agency fees; (vii) expenses related to the repurchase or redemption of its shares including expenses related to a program of periodic repurchases or redemptions; (viii) expenses related to issuance of its shares against payment therefor by, or on behalf of, the subscribers thereto; (ix) fees and related expenses of registering and qualifying VC II and its shares for distribution under state and federal securities laws; (x) expenses of printing and mailing to existing shareholders of registration statements, prospectuses, reports, notices and proxy solicitation materials of VC II; (xi) all other expenses incidental to holding meetings of VC II's shareholders including proxy solicitations therefor; (xii) expenses for servicing shareholder accounts; (xiii) insurance premiums for fidelity coverage and errors and omissions insurance; (xiv) dues for VC II's membership in trade associations approved by the Board of Trustees; and (xv) such non-recurring expenses as may arise, including those associated with actions, suits, or proceedings to which VC II is a party and the legal obligation which VC II may have to indemnify its officers, trustees and employees with respect thereto. VC II shall allocate the foregoing expenses among the Covered Funds and, to the extent that any of the foregoing expenses are allocated between the Covered Funds and any other Funds or entities, such allocations shall be made pursuant to methods approved by the Board of Trustees.

2.       COMPENSATION OF ADVISER

         VC II shall pay to the ADVISER, as compensation for the services rendered, facilities furnished and expenses paid by the ADVISER, a monthly fee based on each Covered Fund's average monthly net asset value computed for each Covered Fund as provided for in the fee schedule attached hereto as Schedule A. Schedule A may be amended from time to time, provided that amendments are made in conformity with applicable laws and regulations and the Declaration and Bylaws of VC
         II. Any change in Schedule A pertaining to any existing or new Fund shall not be deemed to affect the interest of any other Fund and shall not require the approval of shareholders of any other Fund.

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         The average monthly net asset value shall be determined by taking the mean average of all of the determinations of net asset value, made in the manner provided in VC II's Declaration, for each business day during a given calendar month. VC II shall pay this fee for each calendar month as soon as practicable after the end of that month.

         The ADVISER shall promptly reduce its monthly fee by the amount of any commissions, tender and exchange offer solicitation fees, other fees, or similar payments received by the ADVISER, or any affiliated person of the ADVISER, in connection with any Covered Fund's portfolio transactions, less the amount of any direct expenses incurred by the ADVISER, or any affiliated person of the ADVISER, in obtaining such commissions, fees, or payments.

         If the ADVISER serves for less than a whole month, the foregoing compensation shall be prorated.

3.       SCOPE OF ADVISER'S DUTIES

         The ADVISER, and any person controlling, controlled by or under common control with the ADVISER, shall remain free to provide similar investment advisory services to other persons or engage in any other business or activity which does not impair the services which the ADVISER renders to the Covered Funds.

         Except as otherwise required by the 1940 Act, any of the shareholders, trustees, officers and employees of VC II may be a shareholder, director, officer or employee of, or be otherwise interested in, the ADVISER, and in any person controlling, controlled by or under common control with the ADVISER; and the ADVISER, and any person controlling, controlled by or under common control with the ADVISER, may have an interest in VC II.

         The ADVISER shall not be liable to VC II, or to any shareholder in VC II, for any act or omission in rendering services under this Agreement, or for any losses sustained in the purchase, holding, or sale of any portfolio security, so long as there has been no willful misfeasance, bad faith, negligence, or reckless disregard of obligations or duties on the part of the ADVISER.

         The ADVISER may from time to time employ or associate with itself any person or persons believed to be particularly fitted to assist in its performance of services under this Agreement, provided that any such person who serves or acts as an investment adviser separate from the ADVISER will do so pursuant to a sub-advisory agreement as provided in the following paragraph. The compensation of any such persons will be paid by the ADVISER, and no obligation will be incurred by, or on behalf of, VC II with respect to them.

         Notwithstanding any other provision of this Agreement, VC II hereby authorizes the ADVISER to employ an investment sub-adviser for any one or more of the Covered Funds for the purpose of providing investment management services with respect to such Covered Funds, provided that
         (a) the compensation to be paid to such investment sub-adviser shall be the sole responsibility of the ADVISER, (b) the duties and responsibilities of the investment sub-adviser shall be as set forth in a sub-advisory agreement including the ADVISER and the investment sub-adviser as parties, (c) such sub-advisory agreement shall be adopted and approved in conformity with applicable laws and regulations, and (d) such sub-advisory agreement may be terminated at any time, on not more than 60 days' written notice, by the ADVISER on notice to the sub-adviser and VC II, by the sub-adviser on notice to the ADVISER and VC II, and by VC II's Board of Trustees or by a majority vote of the Covered Fund's outstanding voting securities on notice to the sub-adviser and the ADVISER.

4.       DURATION OF AGREEMENT

         This Agreement shall become effective as to the Covered Funds set forth on Schedule A on the date hereof and as to any other Funds on the date of the Amendment to Schedule A adding such Fund in accordance with this Agreement. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the effective date. Thereafter this Agreement shall continue in effect, but with respect to any Covered Fund, subject to the termination provisions and all other terms and conditions hereof, only so long as such continuance is approved at least annually by the vote of a majority of the VC II trustees who are not parties to


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         this Agreement or interested persons of any such parties, cast in person at a meeting called for the purpose of voting on such approval, and by a vote a majority of the VC II Board of Trustees or a majority of a Covered Fund's outstanding voting securities.

         This Agreement shall automatically terminate in the event of its assignment. This Agreement may be terminated, without the payment of any penalty, as to any Covered Fund at any time by VC II's Board of Trustees or by vote of a majority of that Covered Fund's outstanding voting securities, on not more than 60 days' nor less than 30 days' written notice to the ADVISER, or by the ADVISER, on not more than 60 days' nor less than 30 days' written notice, or upon such shorter notice as may be mutually agreed upon.

5.       APPLICABILITY OF FEDERAL SECURITIES LAWS

         This Agreement shall be interpreted in accordance with applicable federal securities laws and regulations, including definitions therein and such exemptions as may be granted to the ADVISER or VC II by the Securities and Exchange Commission (the "Commission") or such interpretive positions as may be taken by the Commission or its staff. To the extent that the applicable law of the State of Texas, or any of the provisions herein, conflict with applicable provisions of the federal securities laws, the latter shall control.

6.       MISCELLANEOUS PROVISIONS

         For the purposes of this Agreement, the terms "affiliated person," "assignment," "interested person," and "majority of outstanding voting securities" shall have their respective meanings defined in the 1940 Act and the Rules and Regulations thereunder, subject, however, to such exemptions as may be granted to either the ADVISER or VC II by the Commission, or such interpretive positions as may be taken by the Commission or its staff, under the 1940 Act, and the term "brokerage and research services" shall have the meaning given in the Securities Exchange Act of 1934 and the Rules and Regulations thereunder.


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The parties hereto have each caused this Agreement to be signed in duplicate on its behalf by its duly authorized officer on the above date.


                                     VALIC COMPANY II



                                     By:
                                         --------------------------------
                                     Name:
                                     Title:
ATTEST:



-----------------------------



                                     THE VARIABLE ANNUITY LIFE INSURANCE COMPANY



                                     By:
                                          --------------------------------------
                                     Name:
                                     Title:
ATTEST:




-----------------------------



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                                   SCHEDULE A
                        to Investment Advisory Agreement
                           (Effective January 1, 2002)

Annual Fee computed at the following annual rate, based on average monthly net asset value and payable monthly:

         International Growth II Fund                                      0.90% on the first $100 million
                                                                           0.80% over $100 million

         Large Cap Value Fund                                              0.50%

         Large Cap Growth Fund                                             0.55%

         Mid Cap Value Fund                                                0.75% on the first $100 million
                                                                           0.725% on the next $150 million
                                                                           0.70% on the next $250 million
                                                                           0.675% on the next $250 million
                                                                           0.65% over $750 million

         Mid Cap Growth Fund                                               0.65% on the first $25 million
                                                                           0.55% on the next $25 million
                                                                           0.45% over $50 million

         Small Cap Value Fund                                              0.75% on the first $50 million
                                                                           0.65% over $50 million

         Small Cap Growth Fund                                             0.85%

         Socially Responsible Fund                                         0.25%

         Money Market II Fund                                              0.25%

         Conservative Growth Lifestyle Fund                                0.10%

         Moderate Growth Lifestyle Fund                                    0.10%

         Aggressive Growth Lifestyle Fund                                  0.10%

         Core Bond Fund                                                    0.50% on first $200 million
                                                                           0.45% on next $300 million
                                                                           0.40% over $500 million

         Strategic Bond Fund                                               0.60% on first $200 million
                                                                           0.50% on next $300 million
                                                                           0.45% over $500 million

         High Yield Bond Fund                                              0.70% on first $200 million
                                                                           0.60% on next $300 million
                                                                           0.55% over $500 million


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